Exhibit 99.9

CIG GAS STORAGE COMPANY
FINANCIAL STATEMENTS
For the Year Ended December 31, 2013

Independent Auditor’s Report

To the Stockholder of CIG Gas Storage Company:

We have audited the accompanying financial statements of CIG Gas Storage Company (the "Company"), which comprise the balance sheet as of December 31, 2013, and the related statements of income, of stockholder's equity and of cash flows for the year then ended.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
June 11, 2014

CIG GAS STORAGE COMPANY
STATEMENT OF INCOME
For the Year Ended December 31, 2013
(In Thousands)

Other Income
Earnings from equity investment	$1,616
Total Other Income	1,616

Income before income taxes	1,616
Income tax expense	(370)
Net Income	$1,246

The accompanying notes are an integral part of this financial statement.

CIG GAS STORAGE COMPANY
BALANCE SHEET
As of December 31, 2013
(In Thousands)

ASSETS
Current assets
Cash and cash equivalents	$—
Total current assets	—

Investments	15,010
Total Assets	$15,010

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accrued income taxes	$573

Long-term liabilities and deferred credits
Deferred income taxes	4,471
Total Liabilities	5,044

Stockholder’s Equity
Common stock, 1,000 shares authorized and outstanding	1
Retained earnings	9,965
Total stockholder’s equity	9,966

Total Liabilities and Stockholder’s Equity	$15,010

The accompanying notes are an integral part of this financial statement.

CIG GAS STORAGE COMPANY
STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2013
(In Thousands)

Cash Flows From Operating Activities
Net Income	$1,246
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(203)
Earnings from equity investment	(1,616)
Distributions from equity investment earnings	2,941
Changes in components of working capital:
Accrued income taxes	573
Net Cash Provided by Operating Activities	2,941

Cash Flows From Financing Activities
Distributions to parent	(2,941)
Net Cash Used in Financing Activities	(2,941)

Net Change in Cash and Cash Equivalents	—
Cash and Cash Equivalents, beginning of period	—
Cash and Cash Equivalents, end of period	$—

Non-Cash Financing Activities
Settlement of prior year income taxes with Parent	$715

The accompanying notes are an integral part of this financial statement.

CIG GAS STORAGE COMPANY
STATEMENT OF STOCKHOLDER’S EQUITY
For the Year Ended December 31, 2013
(In Thousands)

	Common Stock	Retained Earnings	Total
Balance at December 31, 2012	$1	$10,945	$10,946
Net income		1,246	1,246
Distributions		(2,941)	(2,941)
Non-cash settlement of income taxes with Parent		715	715
Balance at December 31, 2013	$1	$9,965	$9,966

The accompanying notes are an integral part of this financial statement.

CIG GAS STORAGE COMPANY
NOTES TO FINANCIAL STATEMENTS

1. General

We are a Delaware corporation and a subsidiary of El Paso CNG L.L.C. (CNG), a wholly owned subsidiary of El Paso Holdco LLC (El Paso). El Paso is a wholly owned subsidiary of Kinder Morgan, Inc. (KMI). Unless the context otherwise requires, references to “we”, “us”, or “our”, are describing CIG Gas Storage Company. On April 29, 2014, we converted from a corporation to a limited liability company. Effective at close of business on April 30, 2014, El Paso Pipeline Partners, L.P. (EPB), an indirect subsidiary of KMI, acquired us from KMI.

We own 47.5% of Young Gas Storage Company, Ltd. (Young), which owns and operates a natural gas underground storage facility in northeast Colorado. Young’s operations are regulated by the Federal Energy Regulatory Commission (FERC) under the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978 and the Energy Policy Act of 2005.

We have evaluated subsequent events through June 11, 2014, the date our financial statements are available to be issued.

2. Summary of Significant Accounting Policies

Basis of Presentation

We have prepared the accompanying financial statements in accordance with the accounting principles contained in the Financial Accounting Standards Board’s Accounting Standards Codification, the single source of generally accepted accounting principles in the U.S. (GAAP) and referred to in this report as the Codification.

Use of Estimates

Certain amounts included in or affecting our financial statements and related disclosures must be estimated, requiring us to make certain assumptions with respect to values or conditions which cannot be known with certainty at the time our financial statements are prepared. These estimates and assumptions affect the amounts we report for certain assets and liabilities, other income and expenses and our disclosure of contingent assets and liabilities at the date of our financial statements. We evaluate these estimates on an ongoing basis, utilizing historical experience, consultation with experts and other methods we consider reasonable in the particular circumstances. Nevertheless, actual results may differ significantly from our estimates. Any effects on our business, financial position or results of operations resulting from revisions to these estimates are recorded in the period in which the facts that give rise to the revisions become known.

In addition, we believe that certain accounting policies are of more significance in our financial statement preparation process than others. Below are the principal accounting policies we apply in the preparation of our financial statements.

Cash Equivalents

We participate in KMI’s centralized cash management system. Under this cash management arrangement, we generally settle intercompany activities quarterly through contributions or distributions with KMI.

Asset and Investment Impairments

We evaluate assets and our investment for impairment when events or circumstances indicate that their carrying values may not be recovered. These events include market declines that are believed to be other than temporary, changes in the manner in which we intend to use a long-lived asset, decisions to sell an asset or investment and adverse changes in the legal or business environment such as adverse actions by regulators. If an event occurs, which is a determination that involves judgment, we evaluate the recoverability of our carrying value based on either (i) our long-lived asset’s ability to generate future cash flows on an undiscounted basis or (ii) the fair value of the investment in an unconsolidated affiliate. If an impairment is indicated, or if we decide to sell a long-lived asset or group of assets, we adjust the carrying value of the asset downward, if necessary, to its estimated fair value.

Our fair value estimates are generally based on assumptions market participants would use, including market data obtained through the sales process or an analysis of expected discounted cash flows.

Equity Method of Accounting

We account for our investment, which we do not control but do have the ability to exercise significant influence, by the equity method of accounting. Under this method, our equity investments are carried originally at our acquisition costs, increased by our proportionate share of the investee’s net income and by contributions made, and decreased by our proportionate share of the investee’s net losses and by distributions received.

Legal

We are subject to litigation and regulatory proceedings as the result of our business and the operations of our unconsolidated subsidiaries’ operations and transactions. We utilize both internal and external counsel in evaluating our potential exposure to adverse outcomes from orders, judgments or settlements. When we determine a loss is probable of occurring and is reasonably estimable, we accrue an undiscounted liability for such litigation based on our best estimate using information available at that time. If the estimated loss is a range of potential outcomes and there is no better estimate within the range, we accrue the amount at the low end of the range. To the extent that actual outcomes differ from our estimates, or additional facts and circumstances cause us to revise our estimates, our earnings will be affected. We disclose contingencies where an adverse outcome may be material, or in the judgment of management, we conclude the matter should otherwise be disclosed. As of December 31, 2013, we had no reserves for legal proceedings.

Although no assurance can be given, we believe, based on our experiences to date and taking into account established reserves, that the ultimate resolution of such items will not have a material adverse impact on our business, financial position, results of operations or cash flows. We believe we have meritorious defenses to the matters to which we are a party and intend to vigorously defend these matters.

Other Contingencies

We recognize liabilities for other contingencies when we have an exposure that indicates it is both probable that a liability has been incurred and the amount of loss can be reasonably estimated. Where the most likely outcome of a contingency can be reasonably estimated, we accrue an undiscounted liability for that amount. Where the most likely outcome cannot be estimated, a range of potential losses is established and if no one amount in that range is more likely than any other, the low end of the range is accrued. We have no accrual as of December 31, 2013.

Income Taxes

KMI files a consolidated federal income tax return in which we are included. Income taxes that are currently accrued are payable to the ultimate parent company, KMI. Deferred income taxes are determined based on temporary differences between the financial reporting and tax basis of our assets and liabilities. In conjunction with EPB’s acquisition of us effective as of the close of business on April 30, 2014, we are no longer subject to either federal income taxes or generally to state income taxes. As a result of and concurrent with this acquisition, we settled our deferred tax balance with KMI pursuant to our tax sharing program with KMI. See Note 4 for further discussion of our income taxes.

3. Investment in Unconsolidated Affiliate

Young, our equity method investment, consists of 38 natural gas storage facility wells, a 6,000 horsepower compressor station, a gas processing plant, eleven miles of 20-inch pipeline and four miles of storage gathering line.

Summarized financial information related to our equity method investment is reported below (in thousands; amounts represent 100% of investee financial information):

Year Ended December 31, 2013
Operating results data
Operating revenues	$8,631
Operating expenses	5,290
Income from continuing operations and net income	3,343

As of December 31, 2013
Financial position data
Current assets	$2,086
Non-current assets	32,228
Current liabilities	3,088

4. Income Taxes

Components of Income Tax Expense

The following table reflects the components of income tax expense (benefit) included in net income for the year ended December 31, 2013 (in thousands):

Current
Federal	$561
State	12
573
Deferred
Federal	2
State	(205)
(203)
Total income tax expense	$370

Effective Tax Rate Reconciliation

Our income tax expense differs from the amount computed by applying the statutory federal income tax rate of 35% for the following reasons for the year ended December 31, 2013 (in thousands, except %):

Income tax expense at the statutory federal rate of 35%	$566
State income taxes, net of federal income tax effect	8
State deferred tax rate change	(205)
Other	1
Income taxes	$370
Effective tax rate	23%

Deferred Tax Assets and Liabilities

Below is the component of our net deferred tax liability as of December 31, 2013 (in thousands):

Deferred tax liabilities
Investment	$4,471
Total deferred tax liability	$4,471

Other

In conjunction with EPB’s acquisition of us effective as of the close of business on April 30, 2014, we are no longer subject to either federal income taxes or generally to state income taxes. As a result of and concurrent with this acquisition, we settled our deferred income tax liability balance of approximately $4 million, pursuant to our tax sharing program with KMI with a non-cash contribution from KMI.

5. Related Party Transactions

During 2013, we received a non-cash contribution of $715 thousand from KMI, representing the settlement of current and certain deferred income tax liabilities as of December 2012, pursuant to the tax sharing program with KMI.

We participate in KMI’s centralized cash management system. Under this cash management arrangement, we generally settle intercompany activities quarterly through contributions or distributions with KMI.